SEPARATION AND RELEASE AGREEMENT
This Separation and Release Agreement (this “Agreement”) is entered into as of December 2, 2025, between Lenders Protection, LLC, a Delaware limited liability company (together with its affiliates, “LP”), and Matthew Roe (“Employee”). In consideration of the mutual promises set forth below, LP and Employee agree as follows:
1.END OF EMPLOYMENT. Employee’s employment relationship with LP will end effective as of 12:00 P.M., Central Time, on July 29, 2025 (“Separation Date”). After the Separation Date, Employee will not represent himself as an employee, agent or representative of LP for any purpose. Employee hereby acknowledges that any and all employment positions, relations, and responsibilities that Employee held with LP in his capacity as an employee of LP will be terminated as of the Separation Date.
2.Termination OF BENEFITS. Employee acknowledges and agrees that Employee’s normal fringe benefits will terminate as of the Separation Date, unless otherwise specified in applicable plan documents. Employee’s rights and benefits, if any, under any pension, retirement or other plans provided by LP will be determined pursuant to the terms of such plans.
3.CONSIDERATION. If Employee executes this Agreement, returns it to LP within the time frame stated herein, does not revoke it, and complies with Employee’s obligations hereunder, including but not limited to the non-disparagement provision, Employee will receive the following consideration:
(a)Severance Pay. Severance pay in the gross amount of $161,538.46 (the “Severance Payment”). The Severance Payment will be made in accordance with the following schedule: $134,615.39 on December 15, 2025 and $26,923.07 on January 30, 2026.
(b)Additional Payment. An additional payment in the gross amount of $17,458.44, which is intended to cover the cost of COBRA premiums for Employee for six months (the “Additional Payment”). The Additional Payment will be paid to Employee in one lump sum, within 30 days from the Effective Date of this Agreement. Employee understands and acknowledges that it is Employee’s responsibility to timely elect COBRA overage and make all required COBRA payments directly to the applicable insurance carrier.
Employee acknowledges that he is not otherwise entitled to the Severance Payment or Additional Payment and that the provision of such is good and valuable consideration for the releases and the other covenants Employee is making in this Agreement. All payments set forth in this Agreement will be reduced by applicable taxes, deductions and withholdings required by law.
4.Complete Release. Employee hereby releases LP and any affiliated companies, along with the employees, partners, agents, directors, officers, contractors, and attorneys of any of them, (the “Releasees”) from any and all claims or demands, whether known or unknown, which Employee may have or claim to have against any of them. This complete release of all claims includes but is not limited to a complete release of any and all causes of action, claims, actions, rights, judgments, obligations, damages, demands, accountings, or liabilities of whatever kind or character, which Employee may have against them, or any of them, by reason of or arising out of, touching upon, or concerning Employee’s employment with the Company, Employee’s termination of employment with the Company, or any other matter. Employee acknowledges that this release of claims specifically includes, but is not limited to, any and all claims for torts; fraud; breach of contract or quasi contract; claims in equity; breach of the implied covenant of good faith and fair dealing; inducement of breach; interference with contractual rights;

wrongful or unlawful discharge or demotion; violation of public policy; invasion of privacy; intentional or negligent infliction of emotional distress; intentional or negligent misrepresentation; conspiracy; failure to pay wages, overtime, commissions, benefits, vacation pay, expenses, severance pay, attorneys’ fees, or other compensation of any sort; defamation; unlawful effort to prevent employment; discrimination on the basis of race, color, sex, sexual orientation, national origin, ancestry, religion, age, disability, medical condition, or marital status; any claim under Title VII of the Civil Rights Act of 1964 (Title VII, as amended), 42 U.S.C. § 1981, the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. § 621, et seq., the Older Workers Benefit Protection Act (“OWBPA”), 29 U.S.C. § 626(f), the Equal Pay Act, the Family and Medical Leave Act (“FMLA”), the Fair Labor Standards Act (“FLSA”), the Americans with Disabilities Act (“ADA”), the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”), the Occupational Safety and Health Act (“OSHA”) or any other health and/or safety laws, statutes, or regulations, the Employee Retirement Income Security Act of 1974 (“ERISA”), the Internal Revenue Code of 1986, as amended, any similar State or local statutes to the federal statutes above, and any and all other foreign, federal, State or local laws, common law, or case law, including but not limited to all statutes, regulations, common law, and other laws in place in the State of Texas. The parties agree that Employee is not releasing any claims under the Age Discrimination in Employment Act that arise after this Agreement is executed. Also, this release excludes any claim for unemployment compensation, any claim for workers’ compensation benefits that may not be released as a matter of law, any benefits Employee is entitled to receive under any Company plan that is a qualified plan under I.R.C. § 401(a) or is a group health plan under applicable state law to the extent Employee properly elects and pays for such continuation coverage, and any claim that cannot be released by private agreement under applicable law.
5.Instituting Proceedings. Employee represents and warrants that, as of the date of this Agreement, Employee has not filed or commenced any suit, claim, charge, complaint, action, arbitration, or legal proceeding of any kind against any of the Releasees. Employee agrees not to institute any claim, lawsuit or arbitration proceeding based on claims described in Section 4. If Employee institutes any claim, lawsuit, or arbitration proceeding based on any claims described in Section 4, Employee will: (a) immediately take any and all actions necessary to effectuate the immediate dismissal of the lawsuit or arbitration proceeding; and (b) pay LP and the other Releasees for any and all reasonable attorney’s fees and costs incurred as a result of or in connection with the lawsuit or arbitration proceeding. Nothing in this Agreement, however, shall be construed to affect the rights and responsibilities of the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, or any other federal, state or local agency with similar responsibilities (the “Agencies”) to enforce any laws pertaining to the terms or conditions of employment, employment discrimination or retaliation, or union activity or participation. This waiver will not be used to justify interfering with the protected right of Employee to file a charge or participate in an investigation or proceeding conducted by the Agencies; however, Employee waives the right to any benefits or recovery, including monetary compensation or reinstatement, arising out of any such investigation or proceeding, as permitted by law.
6.Warranties. Apart from payments due hereunder, Employee warrants and agrees that LP has paid Employee all wages and other monies due to Employee as of the date of Employee’s execution of this Agreement. Employee represents and warrants that Employee has not assigned or subrogated any of Employee’s rights, claims, and/or causes of action, including any claims referenced in this Agreement, or authorized any other person or entity to assert such claim or claims on Employee’s behalf, and Employee agrees to indemnify and hold harmless LP against any assignment of said rights, claims, and/or causes of action.

7.Non-Disparagement. Employee agrees to not defame, libel or slander or otherwise disparage LP or its products or services. Employee agrees Employee will not act in any manner that might damage the business of LP. Employee agrees Employee will not, directly or indirectly, in any individual or representative capacity whatsoever, make any statement, oral or written, act in any manner or perform any act or omission which is or could be detrimental in any respect to the reputation or goodwill or otherwise might damage the business of LP or any other person or entity released herein. Employee further agrees Employee will not counsel, assist, participate in, or encourage any persons in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against LP or any officer, director, employee, agent, representative, shareholder or attorney of LP, unless under a subpoena or other court order to do so. Notwithstanding the foregoing, nothing in this Agreement prohibits or restricts any party (or their attorney) from initiating communications directly with, or responding to any inquiry from, or providing testimony before, the Securities and Exchange Commission (“SEC”), FINRA, any other self-regulatory organization or any other state or federal regulatory authority, regarding this Agreement or its underlying facts or circumstances.
8.Cooperation. Employee agrees to cooperate with LP in order to ensure an orderly transfer of his duties and responsibilities. In addition, Employee agrees to cooperate fully with LP in (i) the defense or prosecution of any claims or actions now in existence or that may be brought in the future against or on behalf of LP or its affiliates that relate to events or occurrences that transpired while Employee was employed by LP, and (ii) the investigation, whether internal or external, of any matters about which LP believes Employee may have knowledge or information. Employee’s full cooperation in connection with such claims, actions or investigations shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of LP at mutually convenient times. Employee also shall cooperate fully with LP in connection with any investigation or review of any federal, state or local regulatory authority that relates to events or occurrences that transpired while Employee was employed by LP. LP shall reimburse Employee for any reasonable, pre-approved out-of-pocket expenses incurred in connection with the Employee’s performance of obligations pursuant to this Section 8.
9.Non-Admission of Liability. By entering into this Agreement, neither party will consider, deem or suggest that anything in this Agreement constitutes admission by either party of liability, violation of law or wrongdoing of any type.
10.Confidentiality and non-competition. Employee acknowledges and agrees that LP has provided Employee with valuable confidential information relating to LP’s business, technology, plans, relationships, and personnel (the “Confidential Information”). Employee hereby reaffirms Employee’s obligations under the Pre-Employment Contract dated October 5, 2007 (the “PEC”). Employee understands and agrees that Employee’s promise to comply with Employee’s obligations under the PEC is a material, integral, and important part of this Separation Agreement and that LP would not enter this Separation Agreement absent this promise by Employee. Employee further understands and agrees that Employee’s compliance with Employee’s PEC is a pre-condition to Employee’s right to receive the payments described in Section 3. If Employee violates any of Employee’s promises under Employee’s PEC, LP shall have the right to rescind this Separation Agreement. If any of the promises, terms, or conditions set forth in Sections 10, 11 or 13 of this Agreement are determined by a court of competent jurisdiction to be unenforceable, upon request of LP, Employee agrees to return to LP all payments made to Employee pursuant to this Agreement.
11.Non-solicitation. In addition to the restrictive covenants contained in the PEC, Employee agrees that, for six (6) months following the Separation Date, (a) he will not, directly or indirectly, solicit, entice away, divert, employ or hire any of LP’s employees or contractors; and (b) he will not, directly or indirectly, solicit or attempt to solicit any competing business from any of LP’s clients, customers, prospects, employees or contractors.
12.Neutral Reference. LP agrees that, in response to any inquiry regarding Employee’s employment with LP, LP shall provide only the following information: (a) the dates of Employee’s employment with LP and (b) the position(s) held by Employee during such employment. LP shall not disclose any additional information, including but not limited to performance evaluations, reasons for separation, or salary history, unless required by law or expressly authorized in writing by Employee.
13.Agreement to be Binding on Others. This Agreement will be binding upon Employee and LP and their respective heirs, administrators, trustees, representatives, executors, successors, and assigns.
14.Older Workers Benefit Protection Act. Employee acknowledges that by signing this Agreement, he is releasing any claims he may have had under the Age Discrimination in Employment Act arising on or before the Effective Date of the Agreement. This Agreement is intended to satisfy the requirements of the Older Workers Benefit Protection Act of 1990, 29 U.S.C. § 626(f). Employee is advised to consult with an attorney before executing this Agreement. Employee acknowledges and agrees that: (a) Employee has read and understands the terms of this Agreement; (b) by signing this Agreement, Employee acknowledges that he does so freely, knowingly, and voluntarily; (c) Employee is waiving any and all rights or claims which he may have under the Age Discrimination in Employment Act; (d) Employee does not waive any claims or rights that may arise after the date this Agreement becomes effective; (e) Employee has waived rights or claims only in exchange for consideration in addition to anything of value to which he already is entitled; (f) Employee is hereby advised to consult with an attorney prior to executing this Agreement; (g) Employee has been given forty-five (45) days to consider this Agreement but if he signs before the expiration of forty-five (45) days it is because he has chosen to waive the forty-five- (45) day period; (h) Employee agrees that any changes Employee and LP agree to make to this Agreement, whether material or not, do not restart or extend this forty-five- (45) day review period; and (i) Employee has seven (7) days after signing this Agreement to revoke it. Employee represents that he understands that he may revoke his acceptance of this Agreement for seven (7) days following his execution of the Agreement (the “Revocation Period”) but must provide written notice of revocation by end of the seventh (7th) day after the execution of this Agreement to 1501 S. Mopac Expressway, Suite 450, Austin, Texas 78746, Attn: Chief Legal and Compliance Officer. If not revoked by written notice received by LP by the end of the seventh (7th) day following the date of Employee’s execution of the Agreement, this Agreement shall be deemed to have become enforceable and effective at 12:01 a.m., Central Time (the “Effective Date”) on the eighth (8th) day following Employee’s execution of the Agreement. Employee understands this Agreement will not become effective or enforceable until the seven days have elapsed without Employee having revoked Employee’s acceptance of this Agreement.
15.Choice of Law, Venue, Modification, and Execution. This Agreement will be construed in accordance with and governed by the laws of the State of Texas. Employee and LP agree that the exclusive venue for any dispute involving this Agreement, the claims described in Section 4, Employee’s employment with LP, or the termination of that employment shall be Austin, Texas. Employee understands that once this Agreement is executed, this Agreement cannot be modified or amended except by a written instrument(s), signed by both parties. This Agreement may be executed in multiple parts.

16.Entirety. This is the entire agreement between the Employee and LP and supersedes all prior agreements between them. In executing this Agreement, Employee is not relying on any representations or promises not contained in this Agreement.
17.Arbitration. LP and Employee agree that any and all disputes between them, including but not limited to any disputes arising out of or relating to this Agreement, the claims described in Section 4, Employee’s employment with LP, or the termination of that employment shall be settled by binding arbitration in Austin, Texas, administered by the American Arbitration Association under its National Rules for the Resolution of Employment Disputes, and judgment upon the award rendered by the arbitrator(s) may be entered in any court with jurisdiction.
18.Disclosure. Employee agrees to keep the existence and terms of this Agreement confidential. Notwithstanding the foregoing, Employee may disclose the existence of terms of this Agreement to Employee’s spouse, tax advisor, or attorney; provided that Employee first secures the agreement of Employee’s spouse, tax advisor, or attorney (as applicable) to be bound by the foregoing confidentiality obligation.
[Signature Page Follows]

Accepted and Agreed:
Lenders Protection, LLC

    By: /s/ Jessica Buss
Name:    Jessica Buss
Title:    Chief Executive Officer

I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THIS AGREEMENT, THAT I UNDERSTAND ALL OF ITS TERMS, THAT I UNDERSTAND THAT IT CONTAINS A COMPLETE RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, AND THAT I AM ENTERING INTO IT VOLUNTARILY.

    /s/ Matthew Roe
    Matthew Roe
(“Employee”)